The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 13, 2017

Citigroup Global Markets Holdings Inc.	April-----, 2017 Medium-Term Senior Notes, Series N Pricing Supplement No. 2017—USNCH0498 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-216372 and 333-216372-01

Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

Overview

▪	Variable coupon. The securities will pay interest at a fixed rate of 15.00% to 15.25% per annum (to be determined on the pricing date) for the first 18 months following issuance. After the first 18 months, contingent interest will accrue on the securities during each monthly accrual period at a rate based on the 30-year CMS rate minus the 2-year CMS rate (referred to as the “CMS spread”), but only for each elapsed day during that accrual period on which the accrual condition is satisfied. The accrual condition will be satisfied on an elapsed day only if the closing levels of both the S&P 500® Index and the Russell 2000® Index on that day are greater than or equal to their respective accrual barrier levels specified below. Accordingly, the amount of interest payable for each monthly accrual period will be contingent on three different variables: (i) the size of the CMS spread; (ii) the level of the S&P 500® Index; and (iii) the level of the Russell 2000® Index. The amount of interest payable on the securities may be adversely affected by adverse movements in any one of these variables, regardless of the performance of the others. It is possible that the securities will pay low or no interest for extended periods of time or even throughout the entire term after the first 18 months.

▪	Call right. We have the right to call the securities for mandatory redemption on any quarterly redemption date beginning one year after the issue date.

▪	Contingent repayment of principal at maturity. If we do not redeem the securities prior to maturity, your payment at maturity (excluding the final interest payment, if any) will depend on the closing level of the worst performing underlying index on the final valuation date. If the closing level of the worst performing underlying index is greater than or equal to its final barrier level specified below, you will be repaid the stated principal amount of your securities at maturity. However, if the closing level of the worst performing underlying index on the final valuation date is less than its final barrier level, you will lose 1% of the stated principal amount of your securities for every 1% by which the worst performing underlying index has depreciated from its initial index level. There is no minimum payment at maturity.

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Underlying indices:	S&P 500® Index and Russell 2000® Index
Pricing date:	April , 2017 (expected to be April 18, 2017)
Issue date:	April , 2017 (three business days after the pricing date)
Final valuation date:	April , 2032 (expected to be April 19, 2032), subject to postponement if such date is not a scheduled trading day or if a market disruption event occurs on that date with respect to either underlying index
Maturity date:	Unless earlier redeemed, April , 2032 (expected to be April 22, 2032)
Payment at maturity:

Unless earlier redeemed, at maturity you will receive, for each $1,000 stated principal amount of securities you hold (in addition to the final coupon payment, if any):

• If the final index level of the worst performing underlying index is greater than or equal to its final barrier level: $1,000

• If the final index level of the worst performing underlying index is less than its final barrier level: $1,000 × the index performance factor of the worst performing underlying index

If the final index level of the worst performing underlying index is less than its final barrier level, your payment at maturity will be less, and possibly significantly less, than $650.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment.

Coupon payments:

On each coupon payment date occurring during the first 18 months following issuance of the securities, the securities will pay a fixed coupon of 15.00% to 15.25% per annum (to be determined on the pricing date) regardless of the CMS spread or the levels of the underlying indices.

On each coupon payment date after the first 18 months (beginning in November 2018), you will receive a coupon payment at an annual rate equal to the variable coupon rate for that coupon payment date. The variable coupon rate for any coupon payment date after the first 18 months will be determined as follows:

	relevant contingent rate per annum ×	number of accrual days during the related accrual period
number of elapsed days during the related accrual period
Each monthly coupon payment per security will be equal to (i) $1,000.00 multiplied by the applicable coupon rate per annum divided by (ii) 12. If the number of accrual days in a given accrual period is less than the number of elapsed days in that accrual period, the variable coupon rate for the related coupon payment date will be less than the full relevant contingent rate, and if there are no accrual days in a given accrual period, the variable coupon rate for the related coupon payment date will be 0.00%.
Relevant contingent rate:

The relevant contingent rate for any coupon payment date after the first 18 months following issuance of the securities means:

7.25 × the CMS spread (as of the CMS spread determination date for the related accrual period), subject to a minimum relevant contingent rate of 0.00% per annum and a maximum relevant contingent rate of 14.00% to 15.00% per annum (to be determined on the pricing date).

If the CMS spread for any accrual period is less than or equal to 0.00%, the relevant contingent rate for that accrual period will be 0.00% and you will not receive any coupon payment on the related coupon payment date. The relevant contingent rate will in no event exceed 14.00% to 15.00% per annum (to be determined on the pricing date).

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue Price(1)	Underwriting Fee(2)	Proceeds to Issuer(3)
Per security:	$1,000.00	$32.50	$967.50
Total:	$	$	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $850.00 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI will receive an underwriting fee of up to $32.50 for each $1,000 security sold in this offering. Selected dealers not affiliated with CGMI and their financial advisors will collectively receive from CGMI a selling concession of up to $27.50 for each $1,000 security they sell. Selected dealers through whom we distribute securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our selected dealers, may be compensated separately and may also receive commissions from purchasers for whom they may act as agents. We may also engage other firms to provide marketing or promotional services in connection with the distribution of the securities. CGMI will also pay certain service providers a fee of up to $5.00 per security in consideration for providing marketing, education, structuring or referral services with respect to financial advisors or selected dealers. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) The per security proceeds to Citigroup Global Markets Holdings Inc. indicated above represent the minimum per security proceeds to Citigroup Global Markets Holdings Inc. for any security, assuming the maximum per security underwriting fee of $32.50. As noted in footnote (2), the underwriting fee is variable. The total underwriting fee and proceeds to issuer shown above give effect to the actual amount of this variable underwriting fee. You should refer to “Supplemental Plan of Distribution” in this pricing supplement and “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the following hyperlinks:

Product Supplement No. IE-05-05 dated April 7, 2017      Underlying Supplement No. 6 dated April 7, 2017

Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

KEY TERMS (CONTINUED)
Coupon payment dates:	Expected to be the 22nd day of each month, beginning on May , 2017 (expected to be May 22, 2017), except that the final coupon payment date will be the maturity date (or the earlier date on which we redeem the securities, if applicable)
Accrual period:	For each coupon payment date after the first 18 months following issuance of the securities, the period from and including the immediately preceding coupon payment date to but excluding such coupon payment date
CMS spread:	On any CMS spread determination date, CMS30 minus CMS2, each as determined on that CMS spread determination date
CMS 30:	The 30-year constant maturity swap rate (see “Information About the CMS Spread” below)
CMS 2:	The 2-year constant maturity swap rate (see “Information About the CMS Spread” below)
CMS spread determination date:	For any accrual period commencing on or after October , 2018 (expected to be October 22, 2018), the second U.S. government securities business day prior to the first day of that accrual period
Accrual day:	An elapsed day on which the accrual condition is satisfied
Elapsed day:	Calendar day
Accrual condition:	The accrual condition will be satisfied on an elapsed day if, and only if, the closing levels of both underlying indices are greater than or equal to their respective accrual barrier levels on that elapsed day. For purposes of determining whether the accrual condition is satisfied on any elapsed day, if the closing level of either underlying index is not available for any reason on that day (including weekends and holidays), the closing level of such underlying index will be assumed to be the same as on the immediately preceding elapsed day (subject to the discussion in the section “Description of the Securities—Terms Related to the Underlying Index—Discontinuance or Material Modification of the Underlying Index” in the accompanying product supplement). In addition, for all elapsed days from and including the fourth-to-last day that is a scheduled trading day for each underlying index in an accrual period to and including the last elapsed day of that accrual period, the closing levels of the underlying indices will not be observed and will be assumed to be the same as on the elapsed day immediately preceding such unobserved days.
Worst performing underlying index:	The underlying index with the lowest index performance factor on the final valuation date.
Initial index level:	For the S&P 500® Index: , the closing level of the S&P 500® Index on the pricing date For the Russell 2000® Index: , the closing level of the Russell 2000® Index on the pricing date
Final index level:	For each underlying index, its closing level on the final valuation date
Final barrier level:	For the S&P 500® Index: , 65.00% of the initial index level of the S&P 500® Index For the Russell 2000® Index: , 65.00% of the initial index level of the Russell 2000® Index
Accrual barrier level:	For the S&P 500® Index: , 65.00% of the initial index level of the S&P 500® Index For the Russell 2000® Index: , 65.00% of the initial index level of the Russell 2000® Index
Index performance factor:	For each underlying index, its final index level divided by its initial index level.
Early redemption:	We have the right to redeem the securities, in whole and not in part, on any redemption date on or after April , 2018 (expected to be April 22, 2018) upon not less than five business days’ notice for an amount in cash equal to 100% of the stated principal amount of your securities plus the coupon payment due on the date of redemption, if any.
Redemption dates:	Each coupon payment date occurring in January, April, July and October of each year on or after April 22, 2018.
CUSIP / ISIN:	17324CHL3 / US17324CHL37

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect the amount of any variable monthly coupon payment you receive and your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Terms Related to the Underlying Index—Discontinuance or Material Modification of the Underlying Index” and “Description of the Securities—Terms Related to the Underlying Index—Consequences of a Market Disruption Event; Postponement of the Final Valuation Date,” and not in this pricing supplement. In addition, the accompanying underlying supplement contains important disclosures regarding the underlying indices that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Although the accompanying product supplement contemplates only a single underlying index, the securities are linked to two underlying indices. Each of the provisions in the accompanying product supplement referring to the underlying index shall apply separately to each of the underlying indices to which the securities are linked.

Postponement of the final valuation date. If the scheduled final valuation date is not a scheduled trading day for either underlying index or if a market disruption event occurs with respect to either underlying index on the scheduled final valuation date, the final valuation date will be subject to postponement as described in the accompanying product supplement in the section “Description of the Securities—Terms Related to the Underlying Index—Consequences of a Market Disruption Event; Postponement of the Final Valuation Date.” If the scheduled final valuation date is postponed, the closing level of each underlying index in respect of the final valuation date will be determined based on (i) for any underlying index for which the originally scheduled final valuation date is a scheduled trading day and as to which a market disruption event does not occur on the originally scheduled final valuation date, the closing level of such underlying index on the originally scheduled final valuation date and (ii) for any other underlying index, the closing level of such underlying index on the final valuation date as postponed (or, if earlier, the first scheduled trading day for such underlying index following the originally scheduled final valuation date on which a market disruption event did not occur with respect to such underlying index).

April 2017	PS-2

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

Hypothetical Examples

Variable Coupon Payments

The sections below provide examples of how the variable coupon payments on the securities will be determined. The first section, “—Determining the Hypothetical Relevant Contingent Rate,” provides a limited number of hypothetical examples of how the relevant contingent rate for any accrual period will be determined based on hypothetical CMS spread values, as determined on the second U.S. government securities business day prior to the beginning of the applicable accrual period. The second section, “—Determining the Hypothetical Variable Coupon Rates and Coupon Payment Amounts,” provides a limited number of hypothetical examples of how the coupon payments on the securities will be determined based on a limited number of hypothetical relevant contingent interest rates and a limited number of hypothetical accrual days during a hypothetical accrual period. The examples below are based on a hypothetical maximum relevant contingent rate of 14.00%. The figures below have been rounded for ease of analysis.

Determining the Hypothetical Relevant Contingent Rate

The table below presents examples of hypothetical relevant contingent rates based on various hypothetical CMS spread values.

Example	Hypothetical CMS Spread*	Hypothetical Relevant Contingent Rate per Annum**
1	-0.40%	0.00%
2	-0.20%	0.00%
3	0.00%	0.00%
4	0.20%	1.45%
5	0.40%	2.90%
6	0.60%	4.35%
7	0.80%	5.80%
8	1.00%	7.25%
9	1.20%	8.70%
10	1.40%	10.15%
11	1.60%	11.60%
12	1.80%	13.05%
13	1.93%	14.00%
14	2.00%	14.00%
15	2.20%	14.00%
16	2.40%	14.00%
17	2.60%	14.00%
18	2.80%	14.00%
19	3.00%	14.00%
20	3.20%	14.00%
21	3.40%	14.00%
22	3.60%	14.00%
23	3.80%	14.00%

_______________________________

* Hypothetical CMS spread = (CMS30 – CMS2), where CMS30 and CMS2 are determined on the second U.S. government securities business day prior to the beginning of the applicable accrual period.

** Hypothetical relevant contingent rate per annum for the accrual period = 7.25 × hypothetical CMS spread, subject to a minimum of 0.00% and a maximum of 14.00% per annum.

Determining the Hypothetical Variable Coupon Rates and Variable Coupon Payment Amounts

The tables below present examples of the hypothetical variable coupon rate and hypothetical variable monthly coupon payments after the first 18 months following issuance of the securities based on the number of accrual days in a particular accrual period and different assumptions about the CMS spread. For illustrative purposes only, the tables assume an accrual period that contains 30 elapsed days and that the securities have not previously been redeemed. The actual coupon payment for any coupon payment date after the first 18 months will depend on the actual number of accrual days and elapsed days during the related accrual period and the actual CMS spread on the CMS spread determination date for that accrual period. The variable coupon rate for each accrual period will apply only to that accrual period.

April 2017	PS-3

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

Assuming the CMS spread is 0.50% on the applicable CMS spread determination date:

Hypothetical Number of Accrual Days in Accrual Period*	Hypothetical Relevant Contingent Rate per Annum**	Hypothetical Variable Coupon Rate per Annum***	Hypothetical Variable Monthly Coupon Payment per Security****
0	3.625%	0.000%	$0.00
5	3.625%	0.604%	$0.50
10	3.625%	1.208%	$1.01
15	3.625%	1.813%	$1.51
20	3.625%	2.417%	$2.01
25	3.625%	3.021%	$2.52
30	3.625%	3.625%	$3.02

Assuming the CMS spread is 2.00% on the applicable CMS spread determination date:

Hypothetical Number of Accrual Days in Accrual Period*	Hypothetical Relevant Contingent Rate per Annum**	Hypothetical Variable Coupon Rate per Annum***	Hypothetical Variable Monthly Coupon Payment per Security****
0	14.00%	0.000%	$0.00
5	14.00%	2.333%	$1.94
10	14.00%	4.667%	$3.89
15	14.00%	7.000%	$5.83
20	14.00%	9.333%	$7.78
25	14.00%	11.667%	$9.72
30	14.00%	14.000%	$11.67

Assuming the CMS spread is 0.00% on the applicable CMS spread determination date:

Hypothetical Number of Accrual Days in Accrual Period*	Hypothetical Relevant Contingent Rate per Annum**	Hypothetical Variable Coupon Rate per Annum***	Hypothetical Variable Monthly Coupon Payment per Security****
0	0.00%	0.000%	$0.00
5	0.00%	0.000%	$0.00
10	0.00%	0.000%	$0.00
15	0.00%	0.000%	$0.00
20	0.00%	0.000%	$0.00
25	0.00%	0.000%	$0.00
30	0.00%	0.000%	$0.00

_______________________________

* An accrual day is an elapsed day on which the accrual condition is satisfied (i.e., on which the closing levels of both underlying indices are greater than or equal to their respective accrual barrier levels)

** The hypothetical relevant contingent rate is equal to 7.25 × CMS spread, subject to a minimum of 0.00% and a maximum of 14.00% per annum

*** The hypothetical variable coupon rate per annum is equal to (i) the hypothetical relevant contingent rate per annum multiplied by (ii) (a) the hypothetical number of accrual days in the related accrual period divided by (b) 30

**** The hypothetical variable monthly coupon payment per security is equal to (i) $1,000 multiplied by the hypothetical variable coupon rate per annum divided by (ii) 12

April 2017	PS-4

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

Payment at Maturity

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial index level to the final index level of the worst performing underlying index (excluding the final coupon payment, if any, and assuming we do not redeem the securities prior to maturity).

Callable Barrier Leveraged CMS Spread Range Accrual Securities Payment at Maturity Diagram

Your actual payment at maturity per security, excluding the final coupon payment, if any, will depend on the actual initial index level, the actual final barrier level and the actual final index level of the worst performing underlying index. The examples below are intended to illustrate how your payment at maturity will depend on whether the final index level of the worst performing underlying index is greater than or less than its final barrier level and, if less, how much less. The examples are based on the hypothetical initial index levels, final barrier levels and final index levels specified below. The figures below have been rounded for ease of analysis.

Example 1—Par Scenario A.

Underlying Index	Hypothetical Initial Index Level	Hypothetical Final Barrier Level	Hypothetical Final Index Level	Hypothetical Index Performance Factor
S&P 500® Index	2,360.00	1,534.00	3,540.00	1.50
Russell 2000® Index	1,370.000	890.500	1,507.000	1.10

In this example, the Russell 2000® Index is the worst performing underlying index. Its hypothetical final index level is 1,507.000 (a 10% increase from its hypothetical initial index level), which is greater than its hypothetical final barrier level.

Payment at maturity per security = $1,000 (excluding the final coupon payment, if any)

April 2017	PS-5

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

Because the final index level of the worst performing underlying index is greater than its final barrier level, you would be repaid the stated principal amount of your securities in this example. Even though both underlying indices have appreciated from their respective initial index levels in this example, you would not participate in the appreciation of either underlying index.

Example 2—Par Scenario B.

Underlying Index	Hypothetical Initial Index Level	Hypothetical Final Barrier Level	Hypothetical Final Index Level	Hypothetical Index Performance Factor
S&P 500® Index	2,360.00	1,534.00	2,124.00	0.90
Russell 2000® Index	1,370.000	890.500	1,644.000	1.20

In this example, the S&P 500® Index is the worst performing underlying index. Its hypothetical final index level is 2,124.00 (a 10% decrease from its hypothetical initial index level), which is greater than its hypothetical final barrier level.

Payment at maturity per security = $1,000 (excluding the final coupon payment, if any)

Because the worst performing underlying index did not depreciate from its hypothetical initial index level to its hypothetical final index level by more than 35.00% (that is, it did not depreciate below its hypothetical final barrier level), your payment at maturity in this scenario would be equal to the $1,000 stated principal amount per security (excluding the final coupon payment, if any).

Example 3—Downside Scenario.

Underlying Index	Hypothetical Initial Index Level	Hypothetical Final Barrier Level	Hypothetical Final Index Level	Hypothetical Index Performance Factor
S&P 500® Index	2,360.00	1,534.00	1,652.00	0.70
Russell 2000® Index	1,370.000	890.500	411.000	0.30

In this example, the Russell 2000® Index is the worst performing underlying index. Its hypothetical final index level is 411.000 (a 70.00% decrease from its hypothetical initial index level), which is less than its hypothetical final barrier level. As a result, your payment at maturity would be calculated as follows:

Payment at maturity per security = $1,000 × the index performance factor of the worst performing underlying index

= $1,000 × 0.30

= $300.00

Because the worst performing underlying index depreciated from its hypothetical initial index level to its hypothetical final index level by more than 35.00% (that is, it depreciated below its hypothetical final barrier level), your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the worst performing underlying index from its initial index level to its final index level.

April 2017	PS-6

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the CMS spread and each of the underlying indices. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page IE-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally. Citigroup Inc. will release quarterly earnings on April 13, 2017, which is during the marketing period and prior to the pricing date of these securities.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the worst performing underlying index. If we do not redeem the securities, you may receive significantly less than the stated principal amount of the securities at maturity, but in no circumstance will you receive more than the stated principal amount of the securities (excluding the final coupon payment, if any). If the final index level of the worst performing underlying index is less than its final barrier level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final index level of the worst performing underlying index is less than its initial index level. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	The barrier feature of the securities exposes you to particular risks. If the final index level of the worst performing underlying index is less than its final barrier level, you will not be repaid the stated principal amount of your securities at maturity and instead will lose 1% of the stated principal amount of the securities for every 1% by which the final index level of the worst performing underlying index is less than its initial index level. Therefore, the securities offer no protection at all if the worst performing underlying index depreciates by more than 35.00% from its initial index level to its final index level. As a result, you may lose your entire investment in the securities.

▪	The securities offer a variable coupon rate after the first 18 months following issuance, and you may not receive any coupon payment on one or more coupon payment dates. Any variable coupon payment you receive will be paid at a per annum rate equal to the relevant contingent rate for the applicable coupon payment date only if the accrual condition is satisfied on each elapsed day during the related accrual period. The accrual condition will be satisfied on any elapsed day only if the closing level of each underlying index on that elapsed day is greater than or equal to its respective accrual barrier level. If, on any elapsed day during an accrual period, the accrual condition is not satisfied, the applicable variable coupon payment will be paid at a rate that is less, and possibly significantly less, than the relevant contingent rate. If, on each elapsed day during an accrual period, the accrual condition is not satisfied, no variable coupon payment will be made on the related coupon payment date. Accordingly, there can be no assurance that you will receive a variable coupon payment on any coupon payment date or that any variable coupon payment you do receive will be calculated at the full relevant contingent rate. Furthermore, because the relevant contingent rate is itself a floating rate determined by reference to the CMS spread, the securities are subject to an additional contingency associated with the CMS spread. The relevant contingent rate will vary based on fluctuations in the CMS spread. If the CMS spread narrows, the relevant contingent rate will be reduced. The relevant contingent rate may be as low as zero for any coupon payment date. If the relevant contingent rate is zero for any coupon payment date, you will not receive any variable coupon payment on that coupon payment date even if the accrual condition is satisfied on each elapsed day in the related accrual period. Thus, the securities are not a suitable investment for investors who require regular fixed income payments.

▪	The relevant contingent rate may decline, possibly to 0.00%, if short-term interest rates rise. Although there is no single factor that determines CMS spreads, CMS spreads have historically tended to fall when short-term interest rates rise. Short-term interest rates have historically been highly sensitive to the monetary policy of the Federal Reserve Board. Accordingly, one significant risk assumed by investors in the securities is that the Federal Reserve Board may pursue a policy of raising short-term interest rates, which, if historical patterns hold, would lead to a decrease in the CMS spread. In that event, the relevant contingent rate would be reduced, and may be 0.00%, and the floating rate payable on the securities would also decline significantly, possibly to 0.00%. It is important to understand, however, that short-term interest rates are affected by many factors and may increase even in the absence of a Federal Reserve Board policy to increase short-term interest rates. Furthermore, it is important to understand that the CMS spread may decrease even in the absence of an increase in short-term interest rates because it, too, is influenced by many complex factors.

▪	The relevant contingent rate on the securities may be lower than other market interest rates. The relevant contingent rate on the securities will not necessarily move in line with general U.S. market interest rates or even CMS rates and, in fact, may move inversely with general U.S. market interest rates. For example, if there is a general increase in CMS rates but shorter-term rates

April 2017	PS-7

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

rise more than longer-term rates, the CMS spread will decrease, as will the relevant contingent rate. Accordingly, the securities are not appropriate for investors who seek floating interest payments based on general market interest rates.

▪	The relevant contingent rate on the securities is subject to a cap. As a result, the securities may pay interest at a lower rate than an alternative instrument that is not so capped.

▪	The higher potential yield offered by the securities is associated with greater risk than conventional debt securities. The securities offer coupon payments with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity. You should understand that, in exchange for this potentially higher yield, you will be exposed to significantly greater risks than investors in our conventional debt securities (guaranteed by Citigroup Inc.). These risks include the risk that the variable coupon payments you receive, if any, will result in a yield on the securities that is lower, and perhaps significantly lower, than the yield on our conventional debt securities of the same maturity that are guaranteed by Citigroup Inc., and the risk that you will incur a significant loss on the securities at maturity. The volatility of the CMS spread and each of the underlying indices, and the correlation between the underlying indices and between the CMS spread and each underlying index, are important factors affecting this risk. Greater expected volatility and/or lower expected correlation as of the pricing date may contribute to the higher yield potential, but would also represent a greater expected likelihood as of the pricing date that, after the first 18 months, you will receive low or no coupon payments on the securities and that you would incur a significant loss on the securities at maturity.

▪	The securities are subject to risks associated with the CMS spread and each of the underlying indices and may be negatively affected by adverse movements in any one of the CMS spread or either underlying index, regardless of the performance of the others. The amount of any variable coupon payments you receive will depend on the performance of the CMS spread and each of the underlying indices. If the CMS spread is low, causing the relevant contingent rate to be low or zero, the securities will pay a low or no coupon even if the closing levels of the underlying indices are consistently greater than their respective accrual barrier levels. Conversely, even if the CMS spread is high, causing the relevant contingent rate to be high, the securities will pay no coupon if the closing level of either of the underlying indices is consistently less than its respective accrual barrier level. Moreover, if the closing level of either one of the underlying indices is less than its respective accrual barrier level, the accrual condition will not be satisfied, and no interest will accrue on the securities, even if the closing level of the other underlying index is significantly greater than its accrual barrier level. Accordingly, you will be subject to risks associated with the CMS spread and each of the underlying indices, and your return on the securities will depend significantly on the relationship between such risks over the term of the securities. If any one performs sufficiently poorly, you may receive low or no variable coupon payments for an extended period of time, or even throughout the entire period following the first 18 months of the term of the securities, even if the others perform favorably. Furthermore, if the final index level of one underlying index is less than its final barrier level, you will incur a significant loss at maturity, even if the final index level of the other underlying index is greater than its final barrier level.

▪	The accrual condition and the payment at maturity depend on the performance of the worst performing underlying index, and you are therefore exposed to greater risks of receiving no variable coupon payments after the first 18 months, and to a greater risk of loss at maturity, than if the securities were linked to just one underlying index. The risk that you will receive no variable coupon payment on one or more coupon payment dates after the first 18 months, and the risk that you will incur a significant loss at maturity, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With two underlying indices, it is more likely that either underlying index will close below its respective accrual barrier level on any day during an accrual period, or less than its final barrier level on the final valuation date, than if the securities were linked to only one underlying index.

▪	The securities may be called for mandatory redemption at our option after the first year of their term, which limits your ability to receive variable coupon payments if the CMS spread and the underlying indices perform favorably. In determining whether to redeem the securities, we will consider various factors, including then current market interest rates and our expectations about payments we will be required to make on the securities in the future. If we call the securities for mandatory redemption, we will do so at a time that is advantageous to us and without regard to your interests. We are more likely to redeem the securities at a time when the CMS spread and underlying indices are performing favorably from your perspective and when we expect them to continue to do so. Therefore, although the securities offer variable coupon payments after the first 18 months following issuance of the securities with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity, if the securities are paying that higher yield and we expect them to continue to do so, it is more likely that we would redeem the securities. Accordingly, the redemption feature of the securities is likely to limit the benefits you receive from the variable coupon payments. If we exercise our redemption right prior to maturity, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. Alternatively, if the CMS spread and/or either underlying index is performing unfavorably from your perspective or when we expect it to do so in the future, we are less likely to call the securities, so that you may continue to hold securities paying below-market or no interest for an extended period of time.

▪	The closing levels of the underlying indices will not be observed on certain days and will be assumed to be the same as on earlier days, which will cause certain days to have a greater weight in determining the variable coupon rate. With respect to an elapsed day on which the closing level of either underlying index is not available, the closing level of that underlying index for that day will be deemed to be the closing level of that underlying index for the immediately preceding elapsed day on which the closing level of that underlying index is available. In addition, for all elapsed days from and including the fourth-to-last day that is a scheduled trading day for each underlying index in an accrual period to and including the last elapsed day of that

April 2017	PS-8

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

accrual period, the closing levels of the underlying indices will not be observed and will be assumed to be the same as on the elapsed day immediately preceding such unobserved days. The relative weighting of the applicable preceding elapsed day will be magnified for purposes of determining whether such elapsed day qualifies as an accrual day. Under these circumstances, if the applicable preceding elapsed day is not an accrual day, each successive day on which the closing level of that underlying index is not observed will also not qualify as an accrual day. As a result, to the extent that such preceding elapsed day is not an accrual day, such preceding elapsed day will have a greater weight in determining the number of accrual days during an accrual period. This could adversely affect the amount of any variable coupon payment.

▪	The return on the securities will be limited. The return on the securities will be limited to the sum of your coupon payments, even if the closing level of either underlying index greatly exceeds its initial index level at one or more times during the term of the securities. The maximum possible return on the securities after the first 18 months, is 14.00% to 15.00% per annum, which would be achieved only if (i) the relevant contingent rate is 14.00% to 15.00% per annum, to be determined on the pricing date, for each accrual period, (ii) the closing level of each underlying index is greater than or equal to its accrual barrier level on each elapsed day during the term of the securities, after the first 18 months, and (iii) the final index level of the worst performing underlying index is greater than its final barrier level. Although you will bear the downside risk relating to the worst performing underlying index if the worst performing underlying index depreciates by more than 35.00% from its initial index level to its final index level, you will not receive the dividend yield on, or share in any appreciation of, either underlying index over the term of the securities.

▪	You may not be adequately compensated for assuming the downside risks of the underlying indices. The fixed monthly coupon payments during the first 18 months following issuance of the securities and the variable monthly coupon payments you receive on the securities, if any, after the first 18 months are the compensation you receive for assuming the downside risks of the underlying indices, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon payments after the first 18 months are variable and you may not receive any variable coupon payment after the first 18 months. Second, the fixed monthly coupon payments during the first 18 months following issuance of the securities and the variable monthly coupon payments, if any, after the first 18 months are the compensation you receive not only for assuming the downside risk of the underlying indices, but also for all of the other risks of the securities, including interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the underlying indices.

▪	Your payment at maturity depends on the closing level of the worst performing underlying index on a single day. Because your payment at maturity depends on the closing level of the worst performing underlying index solely on the final valuation date, you are subject to the risk that the closing level of the worst performing underlying index on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the worst performing underlying index that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing levels of the worst performing underlying index, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The securities may be riskier than securities with a shorter term. The securities have a 15-year term, subject to our right to call the securities for mandatory redemption after the first year of the term of the securities. By purchasing securities with a longer term, you are more exposed to fluctuations in market interest rates and equity markets than if you purchased securities with a shorter term. Specifically, after the first 18 months following issuance of the securities, you will be negatively affected if the CMS spread decreases or if the closing levels of the underlying indices fall below their respective accrual barrier levels. If either (i) the CMS spread decreases to a value that is less than 0.00% per annum or (ii) the closing level of either underlying index is less than its respective accrual barrier level on each day during an entire accrual period, you will be holding a long-dated security that does not pay any coupon.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring

April 2017	PS-9

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the underlying indices and the CMS spread, the correlation among the underlying indices and the CMS spread, dividend yields on the stocks that constitute the underlying indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying indices and the CMS spread and a number of other factors, including the dividend yields on the stocks that constitute the underlying indices, expectations of future values of CMS30 and CMS2, interest rates generally, the positive or negative correlation among the CMS spread and the underlying indices, the time remaining to maturity of the securities and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the levels of the CMS spread and/or the underlying indices may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

April 2017	PS-10

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

▪	The securities are linked to the Russell 2000® Index and will be subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	The relevant contingent rate is subject to risks affecting the CMS spread. The relevant contingent rate will vary based on fluctuations in CMS30, CMS2 and the CMS spread. Accordingly, you may not receive any coupon payment on one or more coupon payment dates. CMS rates, such as CMS30 and CMS2, are influenced by many factors, including:

•	the monetary policies of the Federal Reserve Board;

•	current market expectations about future interest rates over the period of time covered by CMS30 and CMS2;

•	current market expectations about inflation over the period of time relevant to the applicable CMS30 and CMS2;

•	the volatility of the foreign exchange markets;

•	the availability of relevant hedging instruments;

•	the perceived general creditworthiness of the banks that participate in the interest rate swap market and the London interbank loan market; and

•	general credit and economic conditions in global markets, and particularly in the United States.

The CMS spread will be influenced by a number of complex economic factors, including those that affect CMS rates generally. However, the variable coupon rate on the securities will depend not on how the relevant economic factors affect any one CMS rate or even CMS rates generally, but rather on how those factors affect CMS30 and CMS2 differently. For example, if the relevant economic factors lead to a general increase in CMS rates but shorter-term rates (reflected in CMS2) rise more than long-term rates (reflected in CMS30), the CMS spread will decrease.

Because CMS30 and CMS2 are market rates and are influenced by many factors, it is impossible to predict the future value of CMS30 or CMS2 or the spread between CMS30 and CMS2. It is possible that you will receive below-market or no coupon payments for an extended period or even throughout the entire term of the securities following the first 18 months. You should carefully consider whether an investment that may not provide for any return on your investment after the first 18 months following issuance, or may provide a return that is lower than the return on alternative investments, is appropriate for you.

▪	The manner in which CMS rates are calculated may change in the future. The method by which CMS30 and CMS2 are calculated may change in the future, as a result of governmental actions, actions by the publisher of CMS30 and CMS2 or otherwise. We cannot predict whether the method by which CMS30 or CMS2 is calculated will change or what the impact of any such change might be. Any such change could affect the level of the CMS spread in a way that has a significant adverse effect on the securities.

▪	Our offering of the securities is not a recommendation of the CMS spread or the underlying indices. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the CMS spread and the underlying indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indices or in instruments related to the CMS spread or the underlying indices or the stocks that constitute the underlying indices, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the CMS spread and the underlying indices. These and other activities of our affiliates may affect the CMS spread or the level of the underlying indices in a way that has a negative impact on your interests as a holder of the securities.

▪	Investing in the securities is not equivalent to investing in either underlying index or the stocks that constitute either underlying index. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute either underlying index. You will not participate in any appreciation of either underlying index over the term of the securities.

▪	Adjustments to either underlying index may affect the value of your securities. S&P Dow Jones Indices LLC, as publisher of the S&P 500® Index, or Russell Investment Group, as publisher of the Russell 2000® Index, may add, delete or substitute the stocks that constitute the respective underlying index or make other methodological changes that could affect the level of the respective underlying index. S&P Dow Jones Indices LLC or Russell Investment Group may discontinue or suspend calculation or publication of the respective underlying index at any time without regard to your interests as a holder of the securities.

▪	The CMS spread and the levels of the underlying indices may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the interest rate swaps that are used to determine CMS30 and CMS2 and/or in stocks that constitute the underlying indices and other financial instruments related to such interest rate swaps, the underlying indices or such stocks and

April 2017	PS-11

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

may adjust such positions during the term of the securities. Our affiliates also trade the interest rate swaps that are used to determine CMS30 and CMS2 and the stocks that constitute the underlying indices and other financial instruments related to such interest rate swaps, the underlying indices or such stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the CMS spread and/or the levels of the underlying indices in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlying indices, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as the discontinuance of either underlying index or the unavailability of CMS30 or CMS2, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect any coupon payment you receive. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Moreover, as described in the accompanying product supplement under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss recognized by U.S. investors, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of IRS regulations providing a general exemption for financial instruments issued in 2017 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m).

We will not be required to pay any additional amounts with respect to amounts withheld.

April 2017	PS-12

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

Information About the CMS Spread

The variable coupon payments on the securities are based in part on the CMS spread, which means the difference, or spread, between two constant maturity swap (“CMS”) rates of different maturities—CMS30 and CMS2. A CMS rate of a given maturity is, at any time, a market rate for the fixed leg of a conventional fixed-for-floating U.S. dollar interest rate swap entered into at that time with that maturity. The relationship between CMS rates of different maturities may be depicted by a curve on a graph that plots maturities on the x-axis and the applicable CMS rate on the y-axis. The relevant contingent rate will depend on changes in the steepness of this CMS rate curve. If the CMS rate curve steepens, such that the difference between CMS30 and CMS2 becomes greater, the relevant contingent rate will generally increase, subject to the maximum relevant contingent rate. Conversely, if the CMS rate curve flattens or becomes inverted, such that the difference between CMS30 and CMS2 becomes smaller or negative, the relevant contingent rate will generally decrease, possibly to zero.

Many complex economic factors may influence CMS rates and the spread between CMS rates of different maturities. Accordingly, it is not possible to predict the future performance of any CMS rate or the spread between CMS rates of different maturities. You should not purchase the securities unless you understand and are willing to accept the significant risks associated with exposure to future changes in the CMS spread.

Determination of CMS30 and CMS2

A specified CMS rate on any date of determination is the rate for U.S. dollar interest rate swaps with the applicable designated maturity appearing on Reuters page “ICESWAP1” (or any successor page as determined by the calculation agent) as of 11:00 a.m. (New York City time) on that date of determination. The “designated maturity” of a specified CMS rate is the time period specified with respect to that specified CMS rate. The “designated maturity” of CMS30 and CMS2 is 30 years and 2 years, respectively. If a rate for CMS30 or CMS2 is not published on Reuters page “ICESWAP1” (or any successor page as determined by the calculation agent) on any U.S. government securities business day on which the rate for CMS30 and CMS2 is required, then the calculation agent will determine the applicable rate on the basis of the mid-market semi-annual swap rate quotations to the calculation agent provided by five leading swap dealers in the New York City interbank market (the “reference banks”) at approximately 11:00 a.m., New York City time, on such day, and, for this purpose, the mid-market semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a 30-year or 2-year maturity, as applicable, commencing on such day and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to U.S. Dollar LIBOR with a designated maturity of three months.  The calculation agent will request the principal New York City office of each of the reference banks to provide a quotation of its rate.  If at least three quotations are provided, the rate for that day will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).  If fewer than three quotations are provided as requested, the applicable rate will be determined by the calculation agent in good faith and using its reasonable judgment.

A “U.S. government securities business day” means any day that is not a Saturday, a Sunday or a day on which The Securities Industry and Financial Markets Association’s U.S. holiday schedule recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Historical Information

The CMS spread at 11:00 a.m. (New York time) on April 10, 2017 was 0.991%. The graph below shows the daily values of the CMS spread for each day such value was available from January 1, 2007 to April 10, 2017. We obtained the values below from Bloomberg L.P., without independent verification. You should not take the historical values of the CMS spread as an indication of the future values of the CMS spread during the term of the securities.

April 2017	PS-13

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

Historical CMS Spread — Rate (%) January 1, 2007 to April 10, 2017

April 2017	PS-14

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

Information About the S&P 500® Index

The S&P 500® Index consists of 500 common stocks selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The S&P U.S. Indices—License Agreement” in the accompanying underlying supplement. Please refer to the sections “Risk Factors” and “Equity Index Descriptions—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index, including certain risks that are associated with an investment linked to the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on April 10, 2017 was 2,357.16.

The graph below shows the closing levels of the S&P 500® Index for each day such level was available from January 3, 2007 to April 10, 2017. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical closing levels of the S&P 500® Index as an indication of future performance.

S&P 500® Index — Historical Closing Levels January 3, 2007 to April 10, 2017

April 2017	PS-15

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by Russell Investments, a subsidiary of Russell Investment Group. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of Russell Investment Group and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The Russell Indices—License Agreement” in the accompanying underlying supplement. Please refer to the sections “Risk Factors” and “Equity Index Descriptions—The Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index, including certain risks that are associated with an investment linked to the Russell 2000® Index.

Historical Information

The closing level of the Russell 2000® Index on April 10, 2017 was 1,367.085.

The graph below shows the closing levels of the Russell 2000® Index for each day such level was available from January 3, 2007 to April 10, 2017. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical closing levels of the Russell 2000® Index as an indication of future performance.

Russell 2000® Index — Historical Closing Levels January 3, 2007 to April 10, 2017

April 2017	PS-16

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our tax counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our tax counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In addition, the U.S. Treasury Department and the IRS have released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts.” While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential consequences of the IRS notice.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Moreover, as discussed under “United States Federal Tax Considerations – Tax Consequences to Non-U.S. Holders – Possible Withholding Under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations exempt financial instruments issued in 2017 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our tax counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to an underlier, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. Holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

We will not be required to pay any additional amounts with respect to amounts withheld.

April 2017	PS-17

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $32.50 for each $1,000 security sold in this offering. Selected dealers not affiliated with CGMI and their financial advisors will collectively receive from CGMI a selling concession of up to $27.50 for each $1,000 security they sell. Selected dealers through whom we distribute securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our selected dealers, may be compensated separately and may also receive commissions from purchasers for whom they may act as agents. We may also engage other firms to provide marketing or promotional services in connection with the distribution of the securities. CGMI will also pay certain service providers a fee of up to $5.00 per security in consideration for providing marketing, education, structuring or referral services with respect to financial advisors or selected dealers.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the CMS spread or the closing levels of the underlying indices and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately six months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the six-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

April 2017	PS-18

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

April 2017	PS-19

Citigroup Global Markets Holdings Inc.
Callable Barrier Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April-----, 2032

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2017 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

April 2017	PS-20